UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): May 6, 2004


                               EP MedSystems, Inc.
        (Exact name of small business issuer as specified in its charter)


                          New Jersey 0-28260 22-3212190
             (State or other jurisdiction (Commission (IRS Employer
               of incorporation) File Number) Identification No.)

                           575 Route 73 N. Building D
                          West Berlin, New Jersey 08091
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (856) 753-8533

                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 12.              RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     EP MedSystems, Inc. hereby incorporates by reference the contents of its press release, dated May 11, 2004, regarding its EP MedSystems, Inc. Reports 2004 First Quarter Results Sales Increase 26% Over First Quarter 2003, furnished herewith as Exhibit 99.1.

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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     EP MedSystems, Inc.

Date: May 7, 2004                   By: /s/ Matthew C. Hill

                                       Matthew C. Hill
                                       Chief Financial Officer




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

EXHIBIT NO.                            DESCRIPTION
99.1
                         Press release dated May 6, 2004

                                                                EXHIBIT NO. 99.1

[GRAPHIC OMITTED][GRAPHIC OMITTED]




NASDAQ: EPMD                                   For Further Information Contact:
                                               --------------------------------
RELEASE May 6, 2004 at 4:00 EST                    Matthew C. Hill, CFO
                                                   (856-753-8533)

                                                   MKR Group, LLC
                                                   Charles Messman, Todd Kehrli
                                                   (626) 395-9500



                EP MEDSYSTEMS REPORTS 2004 FIRST QUARTER RESULTS

                   Sales Increase 26% Over First Quarter 2003


West Berlin, NJ (May 6, 2004)--EP MedSystems, Inc. (NASDAQ: EPMD), a market leader in electrophysiology products used to diagnose and treat certain types of cardiac rhythm disorders, today announced financial results for the three months ended March 31, 2004. Revenue for the quarter increased 26% to $2,884,000 from the $2,291,000 reported in three months ended March 31, 2003. The gross margin for the three months ended March 31, 2004 increased to 58%, compared to 49% for the comparable period in 2003. The net loss for the quarter decreased 39% to $1,466,000, when compared to $2,390,000 reported in 2003. The basic and diluted loss per share for the three months ended March 31, 2004, was $0.06 which compared to $0.14 for the comparable period in 2003.

During the first quarter the Company repaid the principal and accrued interest of approximately $2,900,000, which was due under a promissory note payable to Medtronic, Inc. The Company finished the quarter with cash and cash equivalents, including restricted cash, of $8,084,000, as compared to $2,862,000 at March 31, 2003.

Reinhard Schmidt, EP MedSystems' President and Chief Executive Officer commented, "We are pleased with the growth for the first quarter of 2004 over the same period in 2003. We continue to see the positive impact of our new products, as well as strong initial sales through our alliance partners. New product sales in the U.S also had a positive impact on gross margins for the quarter."

Reinhard Schmidt further commented, "In addition, we received market clearance from the FDA to start selling deflectable electrophysiology catheters in the United States, and we expect these products to contribute to growth in the second half of this year. We finished the first quarter with a strong backlog and remain optimistic for continued growth in 2004."


About EP MedSystems:

EP MedSystems develops and markets cardiac electrophysiology ("EP") products used to diagnose and treat certain cardiac rhythm disorders. The Company's EP product line includes the EP-WorkMate(R) Electrophysiology Workstation with RPM Real-time Position Management(TM) navigation technology, the EP-4(TM) Computerized Cardiac Stimulator, fixed and now deflectable diagnostic electrophysiology catheters and related disposable supplies, the ALERT(R) System and ALERT family of internal cardioversion catheters, and the ViewMate(R) intracardiac ultrasound catheter imaging. For more information, visit our Website at www.epmedsystems.com.

Forward Looking Statements:

This Release may contain certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or including the words "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions. Such forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Such forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual results or events to differ materially and adversely from the events discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, EP MedSystems' history of losses, uncertainty of market acceptance of our products and level of sales, uncertainty of future profitability and future liquidity needs; and risks regarding regulatory approvals and demand for new and existing products, as stated in the Company's Annual Report filed on Form 10-KSB and quarterly reports filed on Form 10-QSB.

EP MedSystems cautions investors and others to review the cautionary statements set forth in this press release and in EP MedSystems' reports filed with the Securities and Exchange Commission and cautions that other factors may prove to be important in affecting the EP MedSystems' business and results of operations. Readers are cautioned not to place undue reliance on this press release and other forward-looking statements, which speak only as of the date of this release. EP MedSystems undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

                               EP MEDSYSTEMS, INC.
                             SELECTED FINANCIAL DATA
                                   (Unaudited)

                                                  Three Months Ended
                                                       March 31,
                                         --------------------------------------
   Income Statement Data                        2004                 2003
                                         -------------------    ---------------
   Net Sales                                     $2,884,000         $2,291,000
   Cost of products sold                          1,213,000          1,162,000
                                         -------------------    ---------------
      Gross Profit                                1,671,000          1,129,000
   Operating expenses

      Sales and marketing                         1,581,000          1,318,000
      General and administrative                    723,000            543,000
      Research and development                      601,000            594,000
                                         -------------------    ---------------
      Total operating expenses                    2,905,000          2,455,000

        Loss from operations                    (1,234,000)        (1,326,000)
   Interest expense, net                          (232,000)           (64,000)
   Interest expense, debt conversion
                                                         --        (1,000,000)
                                         ===================    ===============
      Net Loss                                 $(1,466,000)       $(2,390,000)
                                         ===================    ===============

   Basic and diluted loss per share
                                                    $(0.06)            $(0.14)
                                         ===================    ===============

   Weighted Average
   Shares Outstanding                            23,234,914         16,627,667
                                         ===================    ===============



   Balance Sheet Data                       At March 31, 2004        At March 31, 2003
                                            --------------------     --------------------
                                            --------------------     --------------------
    Cash and cash equivalents (including
    restricted cash)                                 $8,084,000               $2,862,000
    Working capital                                  10,353,000                4,807,000
    Total assets                                     17,174,000                9,862,000
    Total liabilities                                 6,446,000                7,010,000
    Shareholder's equity                             10,728,000                2,852,000
